EXHIBIT A

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: May 19, 2022

By:	/s/ Sir Martin E. Franklin
Name:	Sir Martin E. Franklin

MARTIN E. FRANKLIN REVOCABLE TRUST

By:	/s/ Sir Martin E. Franklin
Name:	Sir Martin E. Franklin
Title:	Settlor and Trustee of the Martin E. Franklin Revocable Trust

SABABA HOLDINGS FREE LLC

By:	/s/ Sir Martin E. Franklin
Name:	Sir Martin E. Franklin
Title:	Manager